EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

 We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-10169) of Cleco Corporation of our report dated June 26, 2002 relating to the financial statements of Cleco Corporation 401(k) Savings and Investment Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New Orleans, Louisiana
June 26, 2002